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                          GOLFSMITH INTERNATIONAL, INC.

                             SEVERANCE BENEFIT PLAN
                            SUMMARY PLAN DESCRIPTION

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                          GOLFSMITH INTERNATIONAL, INC.
                             SEVERANCE BENEFIT PLAN

                            SUMMARY PLAN DESCRIPTION

         This summary plan description describes the severance benefits provided under the Golfsmith International, Inc. Severance Benefit Plan. In reviewing this summary plan description, keep in mind that it is only a summary of the Plan's terms. The plan document on file with Golfsmith International, Inc. shall govern in all instances.

         1. PURPOSE. The purpose of the Golfsmith International, Inc. Severance Benefit Plan (the "Plan") is to provide certain severance benefits to a group of employees should the employment of such employees terminate under circumstances herein described following the close of a sale, merger, consolidation, or other business combination (a "Transaction") involving Golfsmith International, Inc. (the "Company') and resulting in a Change in Control during the term of the Plan.

         2. DEFINITIONS. The following terms when used herein shall have the meanings set forth below, unless the context clearly indicates to the contrary.

                  (a) "ACQUIRING PERSON" means any Person other than (i) the Company, (ii) any Subsidiary of Company, (iii) any employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as the ownership of Stock of the Company, (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company, or (v) any Person who owns any of the issued and outstanding Voting Securities of the Company as of the date of execution of the Agreement.

                  (b) "BASE COMPENSATION" means the annual base salary of an Employee as calculated on the date of a Change of Control. "Base Compensation" does not include any bonus, commission, incentive pay, overtime, auto or travel allowance, or other similar payments or compensation.

                  (c) "BOARD OF DIRECTORS" means the board of directors of the Company,

                  (d) "CAUSE" shall have the meanings given such term in the employment agreement between a Participant and the Employer; provided however, that if a Participant has no employment agreement "Cause" shall mean, as determined by the Board of Directors of the Employer in its sole discretion exercised in good faith, (i) the breach by the Participant of any nondisclosure, noncompetition, or other agreement to which the Participant and the Employer are parties; (ii) the commission by the Participant of a felony or of a misdemeanor involving moral turpitude; (iii) the participation by the Participant in any fraud; (iv) dishonesty by the Participant that is detrimental to the best interest of the Employer; (v) the willful and continued failure by the Participant to substantially perform his duties to the

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         Employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Employer specifically identifying the manner in which the Employer has not substantially performed his duties; or (vi) the willful engaging by the Participant in misconduct which is materially injurious to the Employer, monetarily or otherwise, such misconduct shall include, but will not be limited to, any failure to follow the established reasonable and material policies, standards and regulations of the Employer.

                  (e) "CHANGE IN CONTROL" means the event that is deemed to have occurred if:

                           (i) any Acquiring Person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company; or

                           (ii)     the consummation of a merger or
                  consolidation of the Company with any other corporation or partnership other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

                           (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than a liquidation, sale, or disposition of all or substantially all of the Company's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

                  (f)      "EFFECTIVE DATE" means July 1, 2000.

                  (g) "EMPLOYEE" means any individual who is employed by the Employer, including officers and directors of the Employer who are also employees of the Employer.

                  (h) "EMPLOYER" means the Company, its parents, subsidiaries and affiliated entities, and any successor(s). For purposes of this Section 2(h) the term successor shall include any successor to a successor.

                  (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

                  (j) "GOOD REASON" means the occurrence of any of the following events or conditions and the failure of the Employer to cure such event or condition within 30 days after receipt of written notice from a Participant:

                           (i) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) that, in the Participant's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for disability or as a result of his or her death, or by the Participant other than for Good Reason;

                           (ii) a reduction in the Participant's annual base salary;

                           (iii) the Employer's requiring the Participant (without the Participant's consent) to be based at any place outside a 75-mile radius of his or her place of employment prior to a Change in Control, except for reasonably required travel to the Employer's business that is not materially greater than such travel requirements prior to the Change in Control;

                           (iv) the Employer's failure to (A) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Change in Control, including, but not limited to, the Plan, or (B) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Change in Control;

                           (v) any material breach by the Employer of its obligations to the Participant under the Plan or any substantially equivalent plan of the Employer; or

                           (vi)     any purported termination of the
                  Participant's employment or service relationship for Cause by the Employer that is not in accordance with the definition of Cause under the Plan.

                  (k) "PARTICIPANT" means each Employee designated by the Company as eligible to participate in the Plan.

                  (l) "PERSON" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust, or other entity. A Person, together with that Person's affiliates and associates (as "affiliate" and "associate" are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, or disposing of securities of the Company with that Person, shall be deemed a single "Person."

                  (m)      "PLAN ADMINISTRATOR" means the Employer.

                  (n) "SEVERANCE BENEFIT" means the severance benefit payable to a Participant pursuant to the terms of the Plan and described in Section 3.

                  (o) "STOCK" means the common stock, no par value per share, of the Company, or any other securities that are substituted for the Stock as provided in Section 9 of the Golfsmith International, Inc. 1997 Incentive Plan.

                  (p) "SUBSIDIARY" means, with respect to any Person, any corporation, or other entity of which a majority of the Voting Securities is owned, directly or indirectly, by that Person.

                  (q) "VOTING SECURITIES" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners or in the selection of any similar governing body.

         3.       SEVERANCE BENEFIT.

                  (a) In the event a Participant is terminated by the Employer for any reason other than Cause or such Participant terminates employment with the Employer for Good Reason, in either case within twelve months after a Change of Control, such Participant shall be entitled to receive the Severance Benefit in an amount equal to one times his or her Base Compensation. Any voluntary termination, other than for Good Reason, or termination resulting from death or disability will not result in the payment of the Severance Benefit.

                  (b) The Severance Benefit shall be paid in the form of a lump sum cash payment to a Participant or his designated beneficiary, if applicable, as soon as administratively possible following the event entitling a Participant to the Severance Benefit.

                  (c) The Employer shall withhold any and all taxes on the payment of the Severance Benefit as may be required by applicable law.

                  (d) In the event of a Participant's death prior to receipt of the full amount of the Severance Payment, the balance of the Severance Benefit shall be paid to the beneficiary designated by the Participant on a form provided by the Employer, or, if none, to the Participant's estate.

                  (e) Notwithstanding the foregoing, a Participant is entitled to receive the Severance Benefit only in exchange for his execution and non-revocation of a Release in the form of Exhibit A or Exhibit B.

                  (f) No Severance Benefit shall be paid under the Plan if a Transaction does not close within two calendar years after the Effective Date.

         4. FUNDING. The benefits provided herein shall be unfunded and shall be provided from the Employer's general assets.

         5. NAMED FIDUCIARY. The Plan Administrator shall be the named fiduciary for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         6. ADMINISTRATION. The Plan Administrator shall be responsible for the management and control of the operation and the administration of the Plan, including without limitation, interpretation of the Plan, decisions pertaining to eligibility to participate in the Plan, computation of Plan benefits, granting or denial of benefit claims, and review of claims denials. The Plan Administrator has absolute discretion in the exercise of its powers and responsibilities. The Employer may, by action of its Chief Executive Officer, delegate any or all of its powers and responsibilities as Plan Administrator to an individual, a committee, or both. To the extent the Employer delegates its responsibilities and powers as Plan Administrator, the Employer shall indemnify and hold harmless each such delegate (and any other individual acting on such delegate's behalf) against any and all expenses and liabilities arising out of such person's administrative functions or fiduciary responsibilities, excepting only expenses and liabilities arising out of the person's own willful misconduct; expenses against which such person shall be indemnified hereunder including without limitation the amounts of any settlement, judgment, attorneys' fees, costs of court, and any other related charges reasonably incurred in connection with a claim, proceeding, settlement, or other action under the Plan.

         7. PLAN YEAR. The Plan shall be administered on a calendar year basis. Accordingly, the Plan Year shall be the 12-consecutive-month period commencing January 1 of each year. Except in the case of the first Plan Year, which shall be a short Plan Year beginning on July 1, 2000 and ending on December 31, 2000.

         8. AMENDMENT AND TERMINATION. Subject to the limitations provided herein, the Plan may be amended or terminated at any time, by means of a written instrument executed by the Chief Executive Officer of the Employer. No amendment of the Plan may be made which shall deprive any Participant of amounts already in payment status under the Plan at the time of the amendment or of amounts payable with respect to events occurring prior to the amendment. No amendment of the Plan may be made, until the passage of a period of one calendar year following the Transaction, which decreases or delays any benefits that may become payable under the Plan and any amendment made thereafter shall not be applicable to events occurring prior to the amendment. The Employer may not terminate the Plan until the passage of a period of one calendar year following the Transaction. Notwithstanding the foregoing, the Plan may be terminated if the Transaction does not close until after the passage of two calendar years after the Effective Date. On termination of the Plan, Participants receiving payments from the Plan are entitled to full payment of Plan benefits in

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payment status prior to termination of the Plan and payments to Participants with respect to events occurring prior to termination of the Plan, but which payments have not been made prior to termination of the Plan, shall be paid in full despite termination of the Plan.

         9. CLAIMS PROCEDURE AND REVIEW. Claims for benefits under the Plan shall be made to the Plan Administrator. If a claim for benefits is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time but no later than 90 days after receipt of the claim (or 180 days after receipt of the claim if special circumstances require an extension of time for processing the claim), notify the claimant of the denial. Such notice shall (a) be in writing, (b) be written in a manner calculated to be understood by the claimant, (c) contain the specific reason or reasons for denial of the claim,
(d) refer specifically to the pertinent Plan provisions upon which the denial is based, (e) describe any additional material or information necessary for the claimant to perfect the claim (and explain why such material or information is necessary), and (f) explain the Plan's claim review procedure. Within 60 days of the receipt by the claimant of this notice, the claimant may file a written appeal with the Plan Administrator. In connection with the appeal, the claimant may review Plan documents and may submit written issues and comments. The Plan Administrator shall deliver to the claimant a written decision on the appeal promptly, but not later than 60 days after the receipt of the claimant's appeal (or 120 days after receipt of the claimant's appeal if there are special circumstances which require an extension of time for processing). Such decision shall (i) be written in a manner calculated to be understood by the claimant,
(ii) include specific reasons for the decision, and (iii) refer specifically to the Plan provisions upon which the decision is based. If special circumstances require an extension, up to 180 or 120 days, whichever applies, the Plan Administrator shall send written notice of the extension. This notice shall indicate the special circumstances requiring the extension and state when the Plan Administrator expects to render the decision.

         10. OFFER TO REHIRE. Benefits under the Plan terminate when a former Employee is offered and accepts re-employment with the Employer.

         11. OVERPAYMENT. If, due to mistake or any other reason, a person receives benefits under this Plan in excess of what the Plan provides, that person shall repay the overpayment to the Employer in a lump sum within 30 days of notice of the amount of overpayment. If that person fails to so repay the overpayment, then without limiting any other remedies available to the Employer, the Employer may deduct the amount of the overpayment from any other benefits which become payable to that person under the Plan.

         12. NOT A CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment for any definite period of time. The Plan shall have no effect whatsoever on the at-will employment relationship between a Participant and the Employer. Nothing herein shall be deemed to give a Participant the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge a Participant at any time and for any reason, with or without Cause or notice. Nothing herein shall be deemed to give the Employer the right to require a Participant to remain in the employ of the Employer or to restrict a Participant's right to terminate his employment at any time. The Plan shall not give a Participant any security or other interest in any assets of the Employer; rather a Participant's right to the Severance Benefit provided under this Plan shall be those of a general creditor of the Company.

         13. SEVERABILITY. Each part, term or provision of the Plan is severable form the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, the Plan has been adopted with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

         14. COSTS OF ATTORNEYS' FEES. If any action is initiated to enforce rights under the Plan, the prevailing party shall be entitled to recover from the other party its reasonable costs and attorneys' fees.

         15. HEADINGS. The headings of the Sections herein are included solely for convenience. If the headings and the text of the Plan conflict, the text shall control. All references to Sections are to the Plan unless otherwise indicated.

         16. CONSTRUCTION. Wherever appropriate herein, the masculine, neuter, and feminine genders shall be deemed to include each other, and the plural shall be deemed to include the singular and vice versa. In addition (a) "and" and "or" are each used both conjunctively and distinctively; (b) "any" and "all," "each" or "every" means "any and all, and each and every;" (c) "includes" and "including" are each without limitation; and (d) "herein," "hereof," "hereunder" and similar compounds of the word "here" refer to the entire Plan and not to any particular provision or section.

17.      ERISA RIGHTS.

         As a participant in the Golfsmith International, Inc. Severance Benefit Plan, you are entitled to certain rights and protections under ERISA, which provides that all Plan participants shall be entitled to:

                  (a) Examine without charge, at the Plan Administrator's office and at other specified locations such as worksites, all Plan documents, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

                  (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

                  (c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

         In addition to creating rights for Plan participants, ERISA imposes obligations upon the people who are responsible for the operation of employee benefit plans. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA.

         If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $l10 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).

         If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 20210.

         18.      ADDITIONAL INFORMATION.

                  -   PLAN NAME:            Golfsmith International, Inc.
                                            Severance Benefit Plan

                  -   FISCAL YEAR OF PLAN:  January 1 through December 31

                  -   TYPE OF PLAN:         Welfare Plan--Severance Plan

                  -   PLAN NO.:             510

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

                  -   PLAN SPONSOR:         Golfsmith International, Inc.
                                            11000 Interstate Highway North 35
                                            Austin, Texas 78753

                                            Employer I.D. Number: 22-l957337

                  -   PLAN ADMINISTRATOR:   Golfsmith International, Inc.
                                            11000 Interstate Highway North 35
                                            Austin, Texas 78753

                                            Telephone Number: (512) 837-4810

                                            The Plan is administered pursuant to
                                            the provisions of the Plan
                                            documents.

                  -   FUNDING MEDIUM:       Plan benefits are paid from the
                                            general assets of the Plan Sponsor.

                  -   AGENT FOR SERVICE     The Plan Sponsor or the Plan
                      OF LEGAL PROCESS:     Administrator. Process may be served
                                            at the addresses specified above.

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                          GOLFSMITH INTERNATIONAL, INC.
                                 APRIL 23, 2002

SEVERANCE BENEFIT PLAN

         WHEREAS, Golfsmith International, Inc. (the "Company") recognizes the important goal of retaining certain key employees;

         WHEREAS, in furtherance of that goal, the Company wishes to provide an additional financial incentive for certain key employees to remain an employee of the Company; and

         WHEREAS, the Company desires to amend the Golfsmith International, Inc. Severance Benefit Plan (the "Plan") and to designate certain key employees to participate in the Plan.

         NOW, THEREFORE BE IT RESOLVED that the Board of Directors hereby amends the Plan in a form similar to Exhibit A and designates certain key employees to participant in the Plan as listed on Exhibit B;.

         RESOLVED FURTHER that the officers and directors of the Company be, and they hereby are, authorized to take, or cause to be taken, any and all actions which they deem necessary or desirable to carry out the purpose and intent of the foregoing resolution, and to make, execute and deliver, or cause to be made, executed and delivered, all agreements, undertakings, documents, instruments or certificates in the name, and on behalf of, the Company as they may deem necessary or desirable in connection therewith; and

         RESOLVED FURTHER that any actions of the officers and directors of the Company previously taken in connection with the resolutions set forth above be, and they hereby are, in all respects authorized, ratified and confirmed as the act and deed of the Company.

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                          GOLFSMITH INTERNATIONAL, INC.
                                 APRIL 23, 2002

EXHIBIT B

Ken Brugh
Mark Osborn
Ted Popp
Barry Rinke
Jim Thompson
Curt Young
Jeff Achilles
Ginger Bunte
Missy Douthit
Fred Quandt
Karen Shelton

                                 FIRST AMENDMENT
                                     TO THE
                          GOLFSMITH INTERNATIONAL, INC.
                             SEVERANCE BENEFIT PLAN

         This First Amendment is made on the ____ day of _________, 2002 by Golfsmith International, Inc. (the "Company");

         WHEREAS, the Company maintains the Golfsmith International, Inc. Severance Benefit Plan (the "Plan") which was originally effective as of July 1, 2000;

         WHEREAS, the purpose of the Plan is to provide certain severance benefits to a select group of employees should the employment of such employees terminate under certain circumstances set forth in the Plan following the close of a sale, merger, consolidation, or other business combination (a "Transaction") involving the Company and resulting in a Change in Control, as defined in the Plan;

         WHEREAS, the Plan currently provides that the Plan may not be terminated prior to July 1, 2002, if a Transaction does not occur prior to July 1, 2002;

         WHEREAS, the Company desires to extend the period during which the Plan may not be terminated for both the benefit of certain employees of the Company and for the benefit of the Company; and

         WHEREAS, pursuant to Section 8 of the Plan, the amendment contemplated herein may be made at any time prior to the expiration of the Plan.

         NOW, THEREFORE, effective as of June 30, 2002, the Plan shall be amended as follows, and except as provided herein, shall continue to read in its current state:

                  8. AMENDMENT AND TERMINATION. Subject to the limitations provided herein, the Plan may be amended or terminated at any time, by means of a written instrument executed by the Chief Executive Officer of the Employer. No amendment of the Plan may be made which shall deprive any Participant of amounts already in payment status under the Plan at the time of the amendment or of amounts payable with respect to events occurring prior to the amendment. No amendment of the Plan may be made, until the passage of a period of one calendar year following a Transaction, which decreases or delays any benefits that may become payable under the Plan and any amendment made thereafter shall not be applicable to events occurring prior to the amendment. The Employer may not terminate the Plan until the passage of a period of one calendar year following a Transaction. Notwithstanding the foregoing, the Plan may be terminated on or after July 1, 2003 if a Transaction does not occur prior to July 1, 2003. On termination of the Plan, Participants receiving payments from the Plan are entitled to full payment of Plan benefits in payment status prior to termination of the Plan and payments to Participants with respect to events occurring prior to termination of the Plan, but which payments have not been made prior to termination of the Plan, shall be paid in full despite termination of the Plan.

         IN WITNESS WHEREOF, on behalf of the Company, the Chief Executive Officer of the Company has executed this First Amendment as of the day above set forth.

                                            GOLFSMITH INTERNATIONAL, INC.

                                            By:    _____________________________
                                                   Carl Paul
                                                   Chief Executive Officer

                                            WITNESS:

                                            By:    _____________________________

                                            Title: _____________________________

                                       2